Exhibit 10.1

PURCHASE AND SALE AGREEMENT

among

FCC ACCEPTANCE CORP.,

FIRST CONSUMER CREDIT, INC.

and

FCC INVESTMENT TRUST I

Dated as of November 2, 2006

i

SCHEDULE A	REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO CONTRACTS RELATED TO REFINANCED RECEIVABLES	Sch. A-1

SCHEDULE B	TRADE NAMES OF SELLERS	Sch. B-1

SCHEDULE C	SCHEDULE OF REFINANCED RECEIVABLES	Sch. C-1

EXHIBIT A	COLLECTION POLICY	Ex. A-1

EXHIBIT B	FORM OF MORTGAGE CONTRACT	Ex. B-1

EXHIBIT C	FORM OF NON-MORTGAGE CONTRACT	Ex. C-1

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of November 2, 2006 (this “Agreement”), between FCC ACCEPTANCE CORP., a Delaware corporation (hereinafter, “FCC Acceptance”), FIRST CONSUMER CREDIT, INC., a Texas corporation (hereinafter, “FCC” and, together with FCC Acceptance, each a “Seller” and, collectively, the “Sellers”), and FCC INVESTMENT TRUST I (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, FCC has heretofore from time to time sold to FCC Acceptance, and/or contributed to FCC Acceptance, certain receivables, related security and Other Sold Property related thereto as set forth in that certain Purchase and Contribution Agreement, dated as of February 11, 2002, between FCC Acceptance and FCC, as amended, supplemented or otherwise modified.

WHEREAS, the Purchaser has agreed to purchase from Sellers, and Sellers have agreed to Sell (as hereinafter defined) to the Purchaser, certain Refinanced Receivables, Related Security and Other Sold Property (in each case, as hereinafter defined) related thereto on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Sellers and the Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or whichever of the LOI or the Sourcing and Servicing Agreement (each as hereinafter defined) is in effect at such time. References herein to Persons include their successors and assigns permitted hereunder or under the LOI or the Sourcing and Servicing Agreement, as applicable. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the LOI or the Sourcing and Servicing Agreement, whichever is in effect at such time.

SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person other than (i) any lien, security interest, charge, encumbrance or other right or claim in favor of any Person financing the Refinanced Receivables on behalf of the Purchaser, or (ii) with respect to the Property securing any Refinanced Receivable, a first, second, third or fourth priority lien (as appropriate) on such Property granted by the related Obligor to a Person other than FCC prior to the date of the Refinanced Receivable related to such Obligor.

“Affiliate” means any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, shall mean possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Purchase and Sale Agreement and all amendments hereof and supplements hereto made in accordance with the terms hereof.

“Backup Servicer” means any “Backup Servicer” under the Sourcing and Servicing Agreement.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C.(S)(S) 101 et seq., as amended.

“Bankruptcy Event” means, with respect to a Person, the occurrence of any one of the following: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Cash Flow Bank” means with a depository institution or trust company approved by Purchaser.

“Completion Certificate” means a certificate, executed in accordance with the Credit Policy, with respect to which the Obligor and the Contractor related to the applicable Refinanced Receivable certify, among other things, that the related home improvement has been fully completed to such Obligor’s satisfaction.

“Contract” means a Mortgage Contract, a Non-Mortgage Contract or any other form of retail installment contract (including Promotional Contracts).

“Contractor” means the Person that enters into a Contract with an Obligor to provide the home improvement services specified therein.

“Contractor Sale Agreement” means a “Continuous Buy-Sell Agreement” entered into by FCC with a Contractor, together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Credit Policy” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“Custodian” means such financial institution as the Purchaser may from time to time designate as custodian hereunder to hold certain documents contained in the Investment Files and perform other customary services of a custodian.

“Cut-Off Date” means November 2, 2006.

“Defaulted Investment” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“FCC” has the meaning specified in the Preamble.

“FCC Purchase Event” means the occurrence of a breach of any of the Sellers’ representations and warranties under Section 4.1(a).

“GAAP” generally accepted accounting principles as in effect from time to time in the United States.

“Government Entity” means the United States, any state, any political subdivision of a state and any agency or instrumentality of the United States or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty Amount” means any and all amounts paid by any guarantor with respect to a Contract.

“Insurance Proceeds” means, the proceeds of any insurance policies maintained by an Obligor or a Contractor with respect to an Investment.

“Investment File” means, with respect to each Refinanced Receivable, a file containing each of the following items:

(a) if such Refinanced Receivable is related to a Non-Mortgage Contract:

(i) an executed copy of the commitment letter issued by FCC to the applicable Contactor relating to such Non-Mortgage Contract;

(ii) the sole original, executed copy of the related Non-Mortgage Contract, including any amendments, extensions, modifications or waivers with respect thereto) with original assignments of such Contract showing a complete chain of assignments from the applicable Contractor to Purchaser;

(iii) an executed copy of the Completion Certificate related to such Non-Mortgage Contract;

(iv) a copy of the original credit application of the Obligor related to such Contract; and

(v) true and complete copies of all other agreements, documents, any insurance policies and instruments evidencing, securing or guarantying, or required by applicable law with respect to, such Non-Mortgage Contract, as determined from time to time by Purchaser, upon prior written notice to FCC and Servicer (if applicable).

(b) if such Refinanced Receivable is related to a Mortgage Contract:

(i) an executed copy of the commitment letter issued by FCC to the applicable Contactor relating to such Mortgage Contract;

(ii) the sole original, executed copy of the related Mortgage Contract including any amendments, extensions, modifications or waivers with respect thereto) with original assignments of such Contract showing a complete chain of assignments from the applicable Contractor to Purchaser;

(iii) a copy of the Mortgage related to such Mortgage Contract (together with evidence of transmittal of such Mortgage to the appropriate recording office, evidence that all related mortgage taxes have been paid and, promptly after receipt thereof by FCC or Servicer, as applicable, and, in any case, within three hundred sixty-five (365) days of the date of such Mortgage Contract, evidence, in form satisfactory to the Purchaser, of recordation of such Mortgage at the appropriate recording office) and original assignments of such Mortgage showing a complete chain of assignments of such Mortgage from origination to Purchaser (in each case, together with evidence of transmittal of such assignments of mortgage to the appropriate recording office, evidence that all related mortgage tax has been paid and, promptly after receipt thereof by FCC or Servicer, as applicable, and, in any case, within three hundred sixty-five (365) days of the purchase by Purchaser of such Mortgage Contract hereunder, evidence, in form satisfactory to Purchaser, of recordation of such assignments of mortgage at the appropriate recording office);

(iv) a copy of the title report related to the Collateral related to such Mortgage Contract;

(v) a copy of the original credit application of the Obligor related to such Contract; and

(vi) true and complete copies of all other agreements, documents, any insurance policies and instruments evidencing, securing or guarantying, or required by applicable law with respect to, such Mortgage Contract, as determined from time to time by Purchaser, upon prior written notice to FCC and Servicer (if applicable).

“Lender Perfection Costs” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“Liquidation Proceeds” means, with respect to a Refinanced Receivable as to which the related Collateral has been foreclosed upon, all amounts realized with respect to such Refinanced Receivable (including Insurance Proceeds) net of amounts that are required to be refunded to the Obligor on such Refinanced Receivable.

“Lockbox” means a post office box to which payments from Obligors in respect of the Refinanced Receivables shall be remitted for retrieval by the Cash Flow Bank.

“Lockbox Account” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“LOI” means that certain letter and term sheet, dated as of August 23, 2006, by and among First Consumer Credit Inc., U.S. Home Systems Inc., and Drawbridge Special Opportunities Advisors LLC.

“Mortgage Contract” means a retail installment contract substantially in the form attached hereto as Exhibit B (which form has been approved by Purchaser) between a Contractor and an obligor which (i) evidences the obligations of an obligor to pay for the home improvements sold and/or installed by a Contractor and (ii) is secured by a Mortgage on the related Mortgaged Property, together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Non-Mortgage Contract” means a retail installment contract substantially in the form attached hereto as Exhibit C (which form has been approved by Purchaser) between a Contractor and an obligor which is not secured by a Mortgage and evidences the obligations of such obligor to pay for the home improvements sold and/or installed by a Contractor together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Obligor” means, with respect to an Refinanced Receivable, each Person obligated to make payments under such Refinanced Receivable.

“Officer’s Certificate” means a certificate signed by the president, the secretary, the chief financial officer or any vice president of a Person.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable to the Purchaser, which opinion is acceptable in form and substance to the Purchaser.

“Organization” means any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.

“Other Sold Property” means, with respect to any Refinanced Receivable, all of each Seller’s right, title and interest in, to and under (i) all monies at any time received or receivable with respect to such Refinanced Receivable after the Cut-Off Date, (ii) any and all agreements, documents, certificates and instruments evidencing each Seller’s security interest or other interest in and to the related Underlying Collateral, including, without limitation, the related Contractor Sale Agreement and, if applicable, Mortgage, (iii) the security interest in the Underlying Collateral related to such Refinanced Receivable granted by the related Obligor to the Contractor under the related Contract, assigned by the Contractor to FCC and, as applicable, further assigned by FCC to FCC Acceptance, (iv) all insurance policies and title insurance policies (and any proceeds therefrom) relating to such Refinanced Receivable, including rebates of premiums not otherwise due to an Obligor, (v) the related Contract and all other items required to be contained in the related Investment File and any and all other documents or electronic records that either Seller keeps on file in accordance with its customary procedures relating to such Refinanced Receivable, the related Underlying Collateral or the related Obligor, (vi) all property (including the right to receive future Liquidation Proceeds) that secures such Refinanced Receivable and that has been acquired by or on behalf of either Seller pursuant to the liquidation of such Refinanced Receivable, and (vii) all present and future rights, claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

“Outstanding Balance” means, with respect to any Investment and the related Contract, as of any date of determination, the “Amount Financed” set forth in such Contract less any payments made by the Obligor under such Contract which have been applied as principal payments to reduce the “Amount Financed”.

“Owner Perfection Costs” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“Person” means any individual, Organization or government or any agency or political subdivision thereof.

“Promotional Contract” shall mean a Non-Mortgage Contract, in form and substance satisfactory to Purchaser, which has a first Scheduled Payment which is due upon either the ninetieth (90th) day or the one hundred eightieth (180th) day after the date of the completion of the home improvement described in the related Completion Certificate.

“Property” means the underlying real property related to a Contract.

“Purchase Price” means, (i) with respect to the Refinanced Receivables and the Related Security and Other Sold Property related thereto Sold hereunder, $49,542,948.18, which amount is agreed upon by the Purchaser and Sellers to be reasonably equivalent value for such Refinanced Receivables on the Sale Date, and which amount shall be the “Initial Value” for such Refinanced Receivables for purposes of the Sourcing and Servicing Agreement and/or the LOI, whichever is in effect at such time, and (ii) which amount shall exclude any prepayment penalty or other early termination fees which FCC may be obligated to pay any lender or agent under the terms of any outstanding financing secured by the Refinanced Receivables (any such prepayment penalties or early termination fees shall be paid by FCC at its sole cost and expense).

“Purchaser” has the meaning specified in the Preamble.

“Recoveries” means all payments received from or on behalf of the Obligor (or any related guarantor) with respect to a Refinanced Receivable during the continuance of a default by such Obligor under the terms of the applicable Contract.

“Refinanced Receivable” means the rights to all payments from or on behalf of an Obligor under, or related to, a Contract including, without limitation, any right to the payment with respect to (i) Scheduled Payments, (ii) any prepayments or overdue payments made with respect to such Scheduled Payments, (iii) any Guaranty Amounts, (iv) any Insurance Proceeds, (v) any Servicing Charges and (vi) any Recoveries, in each case Sold hereunder.

“Related Security” means with respect to any Refinanced Receivable:

(i) any and all security interests or liens and property subject thereto from time to time securing or purporting to secure payment of such Refinanced Receivable;

(ii) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Refinanced Receivable; and

(iii) all proceeds of the foregoing.

“Sale” and “Sell” have the meanings specified in Section 2.1(a) (and “Sold” shall have the corresponding meaning).

“Sale Date” has the meaning specified in Section 2.1(a).

“Schedule of Refinanced Receivables” means the schedule of all Refinanced Receivables Sold pursuant to this Agreement which is attached hereto as Schedule C.

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule A.

“Scheduled Payment” means, with respect to any Contract, the periodic payments payable thereunder.

“Seller” has the meaning specified in the Preamble.

“Servicer” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“Servicing Charges” means (a) all late payment charges paid by Obligors under Contracts after payment in full of any Scheduled Payments due for any prior period and Scheduled Payments for the related period and (b) any other incidental charges or fees received from an Obligor, including, but not limited to, late fees, collection fees and bounced check charges.

“Collection Policy” means the collection policy of FCC attached hereto as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of Purchaser.

“Sourcer Accommodation Funding” shall have the definition specified for such term in the Sourcing and Servicing Agreement.

“Sourcing and Servicing Agreement” means the Sourcing and Servicing Agreement, dated as of the date hereof, by and among FCC Investment Trust I and FCC, as sourcer and servicer, as amended, restated, supplemented or otherwise modified from time to time.

“Subordinate Lien Contract” means any Mortgage Contract secured by a Mortgage evidencing other than a first lien on the related Property.

“Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, either Seller or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Refinanced Receivable, the related Underlying Collateral and/or any other related Other Sold Property from Sellers to Purchaser under this Agreement (excluding taxes measured by net income).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Underlying Collateral” means, with respect to Mortgage Contracts, the Mortgaged Property (including without limitation, all buildings, fixtures and improvements thereon and all additions, alterations and replacements made at any time with respect thereto) and all other property serving as collateral for the obligations of the Obligor under the related Mortgage Contract and with respect to Non-Mortgage Contracts, the property purchased pursuant to the related Non-Mortgage Contract serving as collateral for the obligations of the Obligor under the related Non-Mortgage Contract.

SECTION 1.3 Certain References. All references to the Outstanding Balance of a Refinanced Receivable as of the Sale Date shall refer to the close of business on such day.

ARTICLE II

SALE OF THE REFINANCED RECEIVABLES

AND THE OTHER SOLD PROPERTY

SECTION 2.1 Sale of the Refinanced Receivables and the Other Sold Property.

(a) Subject to the terms and conditions of this Agreement, on and as of the date on which the conditions precedent set forth herein shall have been satisfied and upon which payment of the Purchase Price to or at the direction of the Sellers has been made (such date, the “Sale Date”), (i) each Seller does hereby sell, transfer, assign, and otherwise convey (collectively, “Sell” and any such sale, transfer, assignment, and/or other conveyance, a “Sale”) to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser does hereby purchase, all right, title and interest of each Seller in, to and under the Refinanced Receivables listed on Schedule C and the Related Security and Other Sold Property related thereto (including, without limitation, all right, title and interest of each Seller in and to the Underlying Collateral related to each such Refinanced Receivable), and (ii) each Seller does hereby agree to transfer, or cause the deposit, into the Collection Account (as defined in the Sourcing and Servicing Agreement) (or such other account as the Purchaser may designate) within one Business Day of the receipt thereof of all amounts received by either Seller on and after the Cut-Off Date on account of any Refinanced Receivables, Related Security and Other Sold Property Sold hereunder. Each Seller hereby acknowledges that the Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by either Seller.

(b) The Sale of Refinanced Receivables, Related Security and Other Sold Property by the Sellers to the Purchaser pursuant to this Agreement is intended to be an absolute assignment (free and clear of any Adverse Claims) of all of each Seller’s right, title and interest in, to and under such Refinanced Receivables and Other Sold Property for all purposes and, except to the extent specifically provided herein, without recourse.

(c) It is the intention of the Sellers and the Purchaser that the Refinanced Receivables, Related Security and Other Sold Property Sold by the Sellers to the Purchaser pursuant to this Agreement shall not be part of either Seller’s estate in the event of the filing of a bankruptcy petition by or against either Seller under any bankruptcy or similar law.

(d) In the event that the Sale of Refinanced Receivables, Related Security and Other Sold Property by the Sellers to the Purchaser pursuant to this Agreement is deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of each Seller’s right, title and interest in, to and under (or transfers of all of each Seller’s equitable interest in, to and under) the Refinanced Receivables, Related Security and Other Sold Property Sold, or purportedly Sold, hereunder, then (i) each Seller shall be deemed hereunder to have granted to the Purchaser, and each Seller does hereby grant to the Purchaser, a security interest in all of such Seller’s right, title and interest in, to and under such Refinanced Receivables,

Related Security and Other Sold Property, whether now owned or hereafter acquired and (ii) this Agreement shall constitute a security agreement under applicable law.

(e) The price paid for Refinanced Receivables and the Related Security and Other Sold Property related thereto which are Sold hereunder shall be the Purchase Price with respect thereto. Such Purchase Price shall be paid by means of an immediate cash payment to (or as directed by) the Sellers by wire transfer on the Sale Date to an account designated by the Sellers on or before the Sale Date.

(f) On and after the Sale Date hereunder, the Purchaser shall own the Refinanced Receivables, Related Security and Other Sold Property Sold by the Sellers to the Purchaser hereunder, and neither Seller shall take any action inconsistent with such ownership and shall not claim any ownership interest in such Refinanced Receivables, Related Security and/or Other Sold Property.

(g) Unless otherwise instructed by Purchaser in writing, FCC, as Servicer, shall conduct the servicing, administration and collection of the Receivables Sold hereunder and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Refinanced Receivables, from time to time, all in accordance with (i) the terms of Sourcing and Servicing Agreement or (ii) in the event the Sourcing and Servicing Agreement has not yet been consummated, in accordance with the Credit Policy and the Collection Policy.

(h) On or prior to the Sale Date, the Sellers shall each deliver to the Purchaser (or such other party as the Purchaser may designate) and any assignee thereof each item contained in the Investment Files, and any other chattel paper (as defined in the UCC) representing or evidencing, any of the Refinanced Receivables, the Related Security and the Other Sold Property related thereto being Sold hereunder.

ARTICLE III

CONDITIONS OF SALE

SECTION 3.1 Conditions Precedent to the Sale. The Sale hereunder is subject to the conditions precedent that the:

(a) The Purchaser shall have received, in form and substance satisfactory to the Purchaser:

(i) a copy of resolutions duly adopted by the board of directors of each of Seller approving this Agreement and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby and thereby, each certified by such Person’s secretary or assistant secretary;

(ii) the certificates of incorporation, as amended, of each Seller, each certified by the applicable secretary of state, dated as of a date not earlier than 10 days prior to the date hereof;

(iii) a good standing certificate for each Seller, each issued by applicable secretary of state, dated as of a date not earlier than 10 days prior to the date hereof;

(iv) a copy of each Seller’s by-laws as amended, certified by its secretary or assistant secretary;

(v) a certificate of the secretary or assistant secretary of each Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder and certifying that all representations and warranties made by each Seller in this Agreement are true and correct in all material respects;

(vi) copies of proper financing statements (on Form UCC-1) accurately describing the Refinanced Receivables, the Related Security and the Other Sold Property related thereto and naming each Seller as the “Debtor/Seller” and the Purchaser as “Secured Party/Purchaser”, or other similar instruments or documents, and assignments of any financing statements, instruments or documents filed by the Sellers with regard to any conveyance of the Refinanced Receivables, the Related Security and the Other Sold Property related thereto from FCC, as applicable, each in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser or any assignee thereof, desirable to perfect the Purchaser’s ownership interest in all Refinanced Receivables, the Related Security and the Other Sold Property related thereto;

(vii) copies of properly executed termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser and its assigns, desirable to release all security interests and similar rights of any Person in the Refinanced Receivables and Other Sold Property related thereto previously granted by either Seller (except to the extent evidencing the conveyance thereof from FCC to FCC Acceptance);

(viii) certified copies of requests for information or copies (on Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser and any assignee thereof), dated a date reasonably near and prior to the date of such Sale, listing all effective financing statements and other similar instruments and documents which name either Seller (under its present name, any previous name or any trade name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such subsections (vii) and (viii) above, together with copies of such financing statements, none of which, except those filed pursuant to subsections (vi) and (vii), above, shall cover any Refinanced Receivables or Related Security or Other Sold Property related thereto;

(ix) any necessary third party consents to the closing of the transactions contemplated hereby, in the form and substance satisfactory to the Purchaser;

(x) arrangements for the payoff of any outstanding financing secured by the Refinanced Receivables and release and transfer of the Refinanced Receivables constituting collateral therefor; and

(xi) one or more favorable opinions of Johanson Berenson LLP, counsel to the Sellers, with respect to such matters as the Purchaser or any assignee thereof may reasonably request.

(b) The following statements shall be true:

(i) the representations and warranties of the Sellers contained in Section 4.1 shall be correct on and as of the Sale Date in all material respects, before and after giving effect to the Sale and to the application of proceeds therefrom, as though made on and as of such date; and

(ii) the Sellers each are in compliance in all material respects with each of its covenants and other agreements set forth herein.

(c) The Sellers shall have delivered to the Purchaser (or its designee) and any assignee thereof each item contained in the Investment Files of, and any other chattel paper (as defined in the UCC) representing or evidencing, any of the Refinanced Receivables or Related Security or Other Sold Property related thereto being Sold hereunder.

(d) The Sellers shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or any assignee thereof may reasonably request.

(e) The Sellers shall have taken all steps necessary under all applicable law in order to Sell to the Purchaser the Refinanced Receivables being Sold hereunder and the Related Security and the Other Sold Property related thereto and, upon the Sale of such Refinanced Receivables and the Related Security and the Other Sold Property related thereto from the Sellers to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in the Refinanced Receivables and the Related Security and Other Sold Property related thereto, free and clear of any Adverse Claim or restrictions on transferability.

(f) There shall have been no material adverse change in the condition (financial or otherwise), business, or results of operations of the either Seller since December 31, 2005.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of the Sellers. Each Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold hereunder. Such representations are made as of the execution and delivery of this Agreement, as of the Sale Date and at such other times specified below or specified in the Schedule of Representations, but shall survive the Sale hereunder of the Refinanced Receivables and the Related Security and the Other Sold Property related thereto.

(a) Schedule of Representations. All of the representations and warranties set forth on the Schedule of Representations are true and correct with respect to all of the Contracts related to the Refinanced Receivables which are referred to in Schedule C.

(b) Organization and Good Standing. Each Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. Each Seller had at all relevant times and now has power, authority and legal right to acquire and own the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold by it hereunder and to Sell such Refinanced Receivables and the Related Security and the Other Sold Property related thereto to the Purchaser and to enter into and perform its obligations under this Agreement.

(c) Due Qualification. Each Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(d) Power and Authority. Each Seller has the power and authority to execute and deliver this Agreement and the other related transaction documents to which it is a party and to carry out its terms and their terms, respectively; each Seller has full power and authority to Sell the Refinanced Receivables and the Related Security and Other Sold Property related thereto to be Sold by it to the Purchaser hereunder and has duly authorized such Sale to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other related transaction documents to which it is a party have been duly authorized by each Seller by all necessary corporate action.

(e) Valid Sale; Binding Obligations. This Agreement and the other related transaction documents to which each Seller is party have been and duly executed and delivered by such Seller, and this Agreement shall effect a valid Sale of Refinanced Receivables and the Related Security and the Other Sold Property related thereto, enforceable against such Seller and creditors of and purchasers from the Sellers, and this Agreement and such other related transaction documents shall constitute legal, valid and binding obligations of such Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and any related transaction documents, and the fulfillment of the terms of this Agreement and any related transaction documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of either Seller, or any material indenture, agreement, mortgage, deed of trust or other instrument to which either Seller is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than liens created under this Agreement, or violate any law, order, rule or regulation applicable to either Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over either Seller or any of their properties, or in any way affect the Sellers’ ability to perform their obligations under this Agreement.

(g) No Proceedings. There are no proceedings or investigations pending or, to the best of either Seller’s knowledge, threatened against either Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over either Seller or their respective properties (i) asserting the invalidity of this Agreement or any of the other related transaction documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other related transaction documents, (iii) seeking any determination or ruling that could have a material adverse effect on the performance by either Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other related transaction documents, (iv) that would have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold hereunder or (v) that would have an adverse effect on the Refinanced Receivables and the Related Security and Other Sold Property related thereto Sold to the Purchaser hereunder.

(h) No Consents. Neither Seller is required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except those which may have been obtained or will be taken or obtained on or prior to the date hereof or the applicable Sale Date.

(i) Approvals. All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Sellers of this Agreement and the consummation of the transactions contemplated hereby (including the Sale of the Refinanced Receivables and the Related Security and the Other Sold Property related thereto to the Purchaser) have been or will be taken or obtained on or prior to the date hereof.

(j) Chief Executive Office. The chief executive office of each Seller and the office where the Sellers keep their records regarding the Refinanced Receivables is 405 SH 121

Bypass Building A, Suite 250 Lewisville, Texas 75067. Neither Seller has been known by any name other than as set forth on the signature pages hereto nor is either Seller known by any trade names other than those listed on Schedule B.

(k) Solvency. Each Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other related transaction documents. Each Seller, after giving effect to the transactions contemplated by this Agreement and the other related transaction documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

(l) Accounting Treatment. For accounting purposes, each Seller will treat the transaction effected by this Agreement as a sale of assets to the Purchaser in accordance with GAAP. Each Seller’s financial records shall reflect that the assets Sold hereunder have been Sold to the Purchaser, are no longer owned by the Sellers and are not intended to be available to the creditors of the Sellers.

(m) Compliance With Laws. Each Seller has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

(n) Taxes. Each Seller has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from such Seller. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by either Seller in connection with the execution and delivery of this Agreement and the other related transaction documents and the transactions contemplated hereby or thereby have been paid.

(o) No Liens, Etc. The Refinanced Receivables and the Related Security and Other Sold Property related thereto to be Sold to the Purchaser hereunder are immediately prior to their Sale hereunder owned by the applicable Seller free and clear of any Adverse Claim or restrictions on transferability and such Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Refinanced Receivables and the Related Security and Other Sold Property related thereto, free and clear of any Adverse Claim or restrictions on transferability. No effective financing statement or other instrument similar in effect covering all or any part of any Refinanced Receivables or the Related Security and Other Sold Property related thereto Sold hereunder is on file in any recording office, except such as may have been filed in favor of the Purchaser as “Secured Party” or “Assignee” or except with respect to any outstanding financing secured by the Refinanced Receivables which have been disclosed to Purchaser and which shall be released upon the Sale of such Refinanced Receivables and Related Security and Other Sold Property to the Purchaser.

(p) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Sellers to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

(q) ERISA Compliance. Each Seller is in compliance with ERISA and the Internal Revenue Code of 1986 with respect to any “employee benefit plans” (within the meaning of Section 3(1) of ERISA) it maintains or contributes to (the “Plans”). There are no liens outstanding against any such Plan or against either Seller with respect to any such Plan and neither Seller has incurred or expects to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) in connection with such Plans. Neither Seller contributes to any “multiemployer pension plan,” as defined in Section 4001 of ERISA.

(r) No Material Adverse Effect; No Default. (i) Neither Seller is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would reasonably be likely to have, and no provision of applicable law or governmental regulation would reasonably be likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, results of operations or properties of either Seller, or would reasonably be likely to have such an effect on the ability of either Seller to carry out its obligations under this Agreement and the other related transaction documents to which such Person is a party and (ii) neither Seller is in default under or with respect to any contract, agreement, lease or other instrument to which such Person is a party and which is material to such Person’s condition (financial or otherwise), business, operations or properties, and neither Seller has delivered or received any notice of default thereunder.

(s) Financial or Other Condition. There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of either Seller since December 31, 2005.

(t) Investment Company Status. Neither Seller is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other related transaction documents by the Sellers will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(u) No Shared Obligations. There is not now, nor will there be at any time in the future, any agreement or understanding between either Seller and the Purchaser (other than as expressly set forth herein or in the other related transaction documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(v) Representation and Warranties True and Correct. Each of the representations and warranties of the Sellers contained in this Agreement and the other related transaction documents to which it is a party is true and correct in all respects as of the date made or deemed made and the Sellers each hereby make each such representation and warranty to, and for the benefit of, the Purchaser as if the same were set forth in full herein.

(w) Intent of Sellers. The Sellers have not Sold any interest in any Refinanced Receivable or the Related Security or the Other Sold Property related thereto to the Purchaser with any intent to hinder, delay or defraud any of either Seller’s creditors. The Sellers and their affiliates are current with respect to all payments of interest and principal (if applicable) due under any outstanding financing secured by the Refinanced Receivables and the Sellers are not aware that any foreclosure proceedings have been instituted with respect to any of the Refinanced Receivables or the Related Security or the Other Sold Property.

(x) Consideration. The Sellers have each received fair consideration and reasonably equivalent value in exchange for the Sale of the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold by such Seller hereunder.

SECTION 4.2 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Sellers rely in Selling Refinanced Receivables and the Related Security and the Other Sold Property related thereto to the Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the Sale of Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold hereunder.

(a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold hereunder.

(b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of its property or the conduct of its business requires such qualification.

(c) Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Purchaser by all necessary action.

(d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, and any other related transaction documents to which it is a party, except for such as have been obtained, effected or made.

(e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms,

subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and any related transaction documents to which it is a party and the fulfillment of the terms of this Agreement and any related transaction documents to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under any related transaction documents), or violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Purchaser’s knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the related transaction documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the related transaction documents, (iii) seeking any determination or ruling that could have a material adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the related transaction documents, (iv) that may have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Refinanced Receivables and the Related Security and the Other Sold Property related thereto Sold hereunder or (v) that could have an adverse effect on the Refinanced Receivables and Other Sold Property related thereto Sold to the Purchaser hereunder.

(h) Consideration. The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Sale of the Refinanced Receivables and the Other Sold Property related thereto Sold hereunder.

SECTION 4.3 Indemnification.

(a) Each Seller shall, jointly and severally, defend, indemnify and hold harmless the Purchaser, the Custodian, and the Backup Servicer (each an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims, and liabilities, suffered or sustained by any Indemnified Person arising out of or resulting from any breach of the Sellers’ representations and warranties and covenants contained herein, except for any such amounts resulting from any gross negligence, bad faith or willful misconduct of such Indemnified Person (the “Excluded Amounts”).

(b) Each Seller shall, jointly and severally, defend, indemnify and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, damages, claims, and liabilities, other than Excluded Amounts, arising out of, resulting from or otherwise related to any Person’s use, ownership, leasing or operation of any Underlying Collateral to the extent that such use, ownership, leasing or operation took place prior to the date the related Receivable is Sold hereunder.

(c) Each Seller will, defend and indemnify and hold harmless each Indemnified Person against any and all costs, expenses, losses, damages, claims and liabilities, other than Excluded Amounts, arising out of or resulting from any action taken by either Seller, other than in accordance with this Agreement or the Sourcing and Servicing Agreement, in respect of any portion of the Refinanced Receivables or the Related Security and the Other Sold Property related thereto which are Sold hereunder.

(d) Each Seller agrees, jointly and severally, to pay, and shall defend, indemnify and hold harmless each Indemnified Person from and against, any taxes (other than taxes based upon the income of an Indemnified Person and taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Person with respect to the transactions contemplated in this Agreement; with respect to any period prior to the Sale Date, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by either Seller under this Agreement and imposed against such Person.

(e) Each of the Sellers shall, jointly and severally, defend, indemnify, and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, claims, damages, and liabilities, other than Excluded Amounts, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Indemnified Person through the negligence, willful misfeasance, or bad faith of either Seller in the performance of its duties under this Agreement or by reason of reckless disregard of either Seller’s obligations and duties under this Agreement.

(f) Each Seller shall, jointly and severally, indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability or expense, other than Excluded Amounts, imposed upon, or incurred by, any such Indemnified Person as a result of the failure of any Refinanced Receivable or the Related Security or the Other Sold Property related thereto which are Sold hereunder, to comply with all requirements of applicable law as of the Sale Date.

(g) Each Seller shall, jointly and severally, indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability or expense, other than Excluded Amounts, imposed upon, or incurred by, any such Indemnified Person as a result of the failure by either Seller to comply with all requirements of Section 6.1 hereof.

Indemnification under this Section 4.3 shall include reasonable fees and expenses of counsel and expenses of litigation (which fees and expenses shall be reasonably documented).

The indemnity obligations hereunder shall be in addition to any obligation that either Seller may otherwise have under applicable law or any other related transaction documents.

ARTICLE V

COVENANTS OF THE SELLERS

SECTION 5.1 Protection of Title of the Purchaser.

(a) On or prior to the date hereof, Seller shall have made arrangements satisfactory to the Purchaser for filing of UCC-1 financing statements (each in form proper for filing in the applicable jurisdiction) naming the Purchaser as purchaser or secured party and describing the Refinanced Receivables, Related Security and the Other Sold Property being Sold by such Seller to the Purchaser, with the office of the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as applicable, and in such other locations as the Purchaser shall have required. Without limiting the foregoing, each Seller hereby authorizes the Purchaser and/or any assignee thereof to prepare and file any such UCC-1 financing statements. From time to time thereafter, each Seller shall authorize, execute (if applicable) and file such financing statements and cause to be executed (if applicable) and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of any Person financing the Refinanced Receivables on behalf of the Purchaser, in the Refinanced Receivables, Related Security and the Other Sold Property related thereto which are Sold hereunder, as the case may be, and in the proceeds thereof. Each Seller shall deliver (or cause to be delivered) to the Purchaser and the Custodian file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that either Seller fails to perform its obligations under this subsection, the Purchaser may perform such obligations, at the joint and several expense of the Sellers, and each of the Sellers, as applicable, hereby authorizes the Purchaser to file any such financing statements as are necessary or desirable, in the determination of the Purchaser or any assignee thereof.

(b) On or prior to the Sale Date, each Seller shall take all steps necessary under all applicable law in order to transfer and assign to the Purchaser the Refinanced Receivables, Related Security and the Other Sold Property related thereto being Sold to the Purchaser so that, upon the Sale of such Refinanced Receivables and the Other Sold Property related thereto from the Sellers to the Purchaser pursuant to the terms hereof on the Sale Date, the Purchaser will have acquired good and marketable title to and a valid and perfected (under the UCC or, with regard to interests in real property, applicable real property law) ownership interest in such Refinanced Receivables and Other Sold Property related thereto, free and clear of any Adverse Claim or restrictions on transferability. Upon request of the Purchaser, each Seller shall take all steps required under applicable law in order for the Purchaser to grant to any Person providing financing to the Purchaser with respect to the Refinanced Receivables, a first priority perfected (under the UCC or, with regard to interests in real property, applicable real property law) security interest in the Refinanced Receivables, the Related Security and the Other Sold Property related thereto being Sold to the Purchaser on the Sale Date and, from time to time thereafter, each Seller shall take all such actions as may be required by applicable law (or deemed desirable by the

Purchaser) to fully preserve, maintain and protect the Purchaser’s ownership interest in, and any such financing party’s first priority perfected (under the UCC or, with regard to interests in real property, applicable real property law) security interest in, the Refinanced Receivables, the Related Security and the Other Sold Property related thereto which have been Sold to the Purchaser hereunder.

(c) With respect to each Refinanced Receivable related to a Mortgage Contract Sold by it hereunder, each Seller shall, prior to or on the Sale Date (or, with regard to clause (iii) below, upon the Purchaser’s request), (i) take or cause to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable perfected (under the UCC or, with regard to interests in real property, applicable real property law), first priority (or, with respect to a Subordinate Lien Contract, second, third or fourth priority lien on the Mortgage Property related thereto, as appropriate) security interest to exist in such Seller’s favor in the Underlying Collateral securing such Refinanced Receivable, (ii) have assigned the perfected (under the UCC or, with regard to interests in real property, applicable real property law), first priority (or, with respect to a Subordinate Lien Contract, second, third or fourth priority lien on the Mortgage Property related thereto, as appropriate) security interest in the Underlying Collateral referred to in clause (i) above to the Purchaser by means of the Sale hereunder (or, in the case of any Underlying Collateral consisting of real estate, by means of a mortgage assignment which shall be (A) in favor of the Purchaser or its designee, and (B) in proper form and filed in the proper jurisdiction) and (iii) take or cause to be taken all steps necessary under all applicable law in order to allow the Purchaser to assign the perfected (under the UCC or, with regard to interests in real property, applicable real property law), first priority (or, with respect to a Subordinate Lien Contract, second, third or fourth priority lien on the Mortgage Property related thereto, as appropriate) security interest in the Underlying Collateral referred to in clause (i) above to any Person providing financing to the Purchaser with respect to the Refinanced Receivables; provided, however, that notwithstanding the foreoing, Sellers shall not be required to perfect any such security interest of Purchaser in the Underlying Collateral by filing in any applicable real estate recording office except (i) within a reasonable time after request by Purchaser and (ii) at Purchaser’s sole cost and expense.

(d) With respect to each Refinanced Receivable related to a Non-Mortgage Contract Sold by it hereunder, each Seller shall, prior to or on the Sale Date (or, with regard to clause (iii) below, upon the Purchaser’s request), (i) take or cause to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable security interest to exist in such Seller’s favor in the Underlying Collateral securing such Refinanced Receivable, (ii) have assigned the security interest in the Underlying Collateral referred to in clause (i) above to the Purchaser by means of the Sale hereunder and (iii) take or cause to be taken all steps necessary under all applicable law in order to allow the Purchaser to assign the security interest in the Underlying Collateral referred to in clause (i) above to any Person providing financing to the Purchaser with respect to the Refinanced Receivables.

(e) Neither Seller shall change its name, identity, jurisdiction of incorporation or corporate structure in any manner that would or could make any financing statement or continuation statement filed by such Seller (or by the Purchaser or the other Seller on behalf of such Seller) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC (or any similar provision of the UCC), unless such Seller shall have given the Purchaser, the Custodian, and the Backup Servicer at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(f) Each Seller shall give the Purchaser and the Custodian at least 30 days prior written notice of any relocation of its jurisdiction of incorporation if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Each Seller shall at all times maintain its jurisdiction of incorporation, each office from which it services Refinanced Receivables and its principal executive office within the United States of America.

(g) Each Seller shall maintain its computer systems so that, from and after the time of the Sale under this Agreement of Refinanced Receivables (and the Other Sold Property related thereto) to the Purchaser and any grant of a security interest in such Refinanced Receivables (and the Related Security and the Other Sold Property related thereto) by the Purchaser to in connection with any financing thereof by the Purchaser, each Seller’s master computer records (including archives) that shall refer to such a Refinanced Receivable (and the Related Security and the Other Sold Property related thereto) indicate clearly that such Refinanced Receivable (and the Related Security and the Other Sold Property related thereto) has been Sold to the Purchaser hereunder.

SECTION 5.2 Other Liens or Interests. Except for the Sale hereunder, neither Seller will sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on the Refinanced Receivables or the Related Security and the Other Related Property related thereto Sold hereunder or any interest therein, and each Seller shall defend the right, title, and interest of the Purchaser in and to such Refinanced Receivables and the Related Security and the Other Sold Property related thereto against all Adverse Claims of third parties claiming through or under either Seller.

SECTION 5.3 Costs and Expenses. Each Seller shall, jointly and severally, pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder and the other related transaction documents to which it is a party.

ARTICLE VI

PURCHASES BY FCC

SECTION 6.1 Purchase of Refinanced Receivables Upon Breach of Warranty. In the event of the occurrence of an FCC Purchase Event, FCC shall, unless such FCC Purchase Event shall have been cured in all respects, purchase each Refinanced Receivable Sold hereunder which is effected by or related to such FCC Purchase Event from the Purchaser within 2 days of the discovery by or notice (from any Person) to FCC of such FCC Purchase Event, and FCC shall pay to the Purchaser (by means of a transfer to the Collection Account or such other account as the Purchaser may designate) the Purchase Price of such Refinanced Receivable as of the date of the purchase thereof from the Purchaser. Upon a failure by FCC to timely effect a repurchase of any such Refinanced Receivable in accordance with (i) this Agreement, or (ii) the Sourcing and Servicing Agreement, Purchaser may thereafter apply any Acquisition Fees, Performance Fees

(each as defined in the LOI and/or the Sourcing and Servicing Agreement), and/or any other fees that would otherwise be payable to FCC (or, in the event that FCC is also Servicer, any Management Fees (as defined in the LOI and/or the Sourcing and Servicing Agreement) that would otherwise be payable to FCC as Servicer) pursuant to the LOI or the Sourcing and Servicing Agreement, whichever is in effect at such time, against the repayment of the Purchase Price for the applicable Refinanced Receivables, and upon such application by Purchaser, FCC (and Servicer, as applicable) shall cease to have any right to receive the fees so applied. Notwithstanding any other provision of this Agreement, the LOI or the Sourcing and Servicing Agreement to the contrary, the obligation of FCC (as Seller hereunder) under this Section shall not terminate upon a termination of FCC as Servicer under the Sourcing and Servicing Agreement or the LOI and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Refinanced Receivable under the LOI or the Sourcing and Servicing Agreement, whichever is in effect at such time. It is understood and agreed that the obligation of FCC to cure an FCC Purchase Event or purchase the Refinanced Receivables Sold hereunder which are effected by or related to such FCC Purchase Event shall (i) constitute the sole remedy against the Sellers with respect to such FCC Purchase Event available to the Purchaser or any assignee of the Purchaser (except for indemnities, if applicable, provided for under Section 4.3(a) hereof, and except for any remedies specifically set forth in the LOI or the Sourcing and Servicing Agreement, whichever is in effect at such time) and (ii) is not intended to, and shall not, constitute a guaranty of the collectibility or payment of any Refinanced Receivable which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the related Obligor. It is understood and agreed that the Purchaser or its agent or representative may enforce any such obligation of FCC under this Section 6.1.

SECTION 6.2 Reassignment of Purchased Refinanced Receivables. Upon deposit in the Collection Account (or such other account as the Purchaser may designate) of the price paid to the Purchaser for any Refinanced Receivable purchased by FCC under Section 6.1, the lien of the Purchaser (if any) in such Refinanced Receivable shall without any further action be released and the Purchaser shall take such steps as may be reasonably requested by FCC in order to assign to FCC all of the Purchaser’s right, title and interest in and to such Refinanced Receivable and all security and documents and all Related Security and Other Sold Property Sold to the Purchaser directly relating thereto, without recourse, representation or warranty of any kind, except as to the absence of liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser; provided, that any release of any lien, charge or encumbrance in favor of FCC Acceptance shall be the responsibility of FCC Acceptance, at the sole expense of the Sellers. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Refinanced Receivable, in any enforcement suit or legal proceeding, it is held that FCC may not enforce any such Refinanced Receivable on the ground that it shall not be a party in interest or a holder entitled to enforce such Refinanced Receivable, the Purchaser shall, at the joint and several expense of the Sellers, take such steps as FCC deems reasonably necessary to enforce such Refinanced Receivable, including bringing suit in the Purchaser’s name.

SECTION 6.3 Waivers. No failure or delay on the part of the Purchaser or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Merger or Consolidation of a Seller or the Purchaser. Any corporation or other entity (i) into which either Seller or the Purchaser may be merged or consolidated, (ii) resulting from any merger or consolidation to which either Seller or the Purchaser is a party or (iii) succeeding to the business of either Seller or the Purchaser, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of such Seller or the Purchaser, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to such Seller or the Purchaser, as the case may be, hereunder (without relieving such Seller or the Purchaser of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Such Seller or the Purchaser shall promptly inform the other party of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (y) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 4.1 and 4.2 or covenant made pursuant to Section 4.3, shall have been breached in any respect (for purposes hereof, such representations and warranties, other than those contained in Section 4.1(a), shall speak as of the date of the consummation of such transaction), (y) if such transaction involves either Seller, such FCC shall have delivered to the Purchaser an Officer’s Certificate and an Opinion of Counsel (each of which may be relied upon by any party financing the Refinanced Receivables on behalf of Purchaser) each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.1 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) FCC shall have delivered to the Purchaser an Opinion of Counsel, stating, in the opinion of such counsel, either that (A) all financing statements and continuation statements and amendments thereto have been executed (if applicable) and filed that are necessary to preserve and protect the security interest of the Purchaser in the Refinanced Receivables and the Other Sold Property related thereto and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 7.2 Limitation on Liability of the Sellers and Others. The Sellers and any manager, employee or agent of either Seller may rely in good faith on the advice of counsel respecting any matters arising under this Agreement. Neither Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the LOI or the Sourcing and Servicing Agreement, as applicable, or any of the related transaction documents to which it is a party.

SECTION 7.3 Amendment. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each of the parties hereto.

SECTION 7.4 Notices. All demands, notices and communications to either Seller or the Purchaser hereunder shall be in writing, personally delivered, reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of either Seller at the following address: 405 SH 121 Bypass Building A,

Suite 250 Lewisville, Texas 75067, Attention: Jim Borschow, Facsimile No.: (972) 459-9258 or such other address as shall be designated by FCC in a written notice delivered to the Purchaser and (b) in the case of the Purchaser at the following addresses: c/o U.S. Bank Trust National Association, EP-MN-WS3D, St. Paul, MN 55107, Attention: Structured Finance/FCC Investment Trust I, and c/o Drawbridge Special Opportunities Fund LP, 1345 Avenue of the Americas, New York, NY 10105, Attention: Dean Dakolias, Chief Credit Officer, or such other address as shall be designated by a party in a written notice delivered to the other party.

SECTION 7.5 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the LOI or the Sourcing and Servicing Agreement, whichever is in effect at such time, and any transaction documents referred to therein or executed in connection therewith set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, with respect to the Refinanced Receivables are superseded thereby. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 7.6 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 7.7 Other Fees and Expenses.

(a) Each party shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder; provided, however, that FCC shall be responsible for all costs or expenses of both Sellers, including, without limitation, in addition to FCC’s own costs and expenses, the fees and out- of-pocket expenses of counsel for FCC Acceptance with respect to the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and with respect to advising FCC Acceptance as to its rights and remedies under this Agreement; provided, further, however, that Purchaser shall be responsible for Owner Perfection Costs and Lender Perfection Costs upon the terms specified in Sections 5.3(a)(iii) and (iv) of the Sourcing and Servicing Agreement. In addition to the rights of indemnification granted to the Purchaser pursuant to Section 4.3, the Sellers agree, jointly and severally, to pay all costs and expenses, if any of the Purchaser and any assignee thereof (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Refinanced Receivables purchased by the Purchaser hereunder, except as otherwise provided in the Servicing Agreement or any other related transaction documents.

(b) In addition, the Sellers agree, jointly and severally, to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Sellers, jointly and severally, agree to save the Purchaser and its assigns and transferees harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 7.8 Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION EXCEPT THAT THE PARTIES HERETO AGREE THAT IN ORDER TO EFFECTUATE THEIR INTENT THAT THIS AGREEMENT EVIDENCES A SALE, THE DETERMINATION OF WHETHER THE TRANSFER OF REFINANCED RECEIVABLES BY EACH SELLER HEREUNDER CONSTITUTES A SALE OR WHETHER IT CONSTITUTES A GRANT OF A SECURITY INTEREST, BY MEANS OF A PLEDGE OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF), INCLUDING WITHOUT LIMITATION SECTION 9.109(e) OF THE UCC AS IN EFFECT IN THE STATE OF TEXAS.

SECTION 7.9 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.10 Nonpetition Covenant. Until one year and one day after the payment in full with respect to each Refinanced Receivable Sold hereunder, neither Seller shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

SECTION 7.11 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Purchaser and their respective successors and assigns; provided, however, that neither Seller may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and any assignee thereof. The Purchaser may assign all of its rights hereunder to an assignee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).

SECTION 7.12 Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser intends to assign all of its rights under this Agreement to the pursuant to a financing secured by the Refinanced Receivables and Sellers each hereby consent to such assignment.

SECTION 7.13 Term. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the payment in full with respect to each Refinanced Receivable Sold hereunder; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Sellers pursuant to Article IV hereof and the provisions of Article V and Section 7.10 shall be continuing and shall survive any termination of this Agreement.

SECTION 7.14 Exculpation. This Agreement has been executed and delivered by U.S. Bank Trust National Association, not in its individual capacity, but solely in its capacity as trustee of Purchaser under Purchaser’s trust agreement, and notwithstanding any other provision of this Agreement, in no event shall U.S. Bank Trust National Association have any liability in respect of the representations, warranties or obligations of Purchaser hereunder, as to all of which recourse shall be had solely to the assets of Purchaser. For all purposes of this Agreement and each other document executed by Purchaser in connection herewith, U.S. Bank Trust National Association, in its capacity as trustee of Purchaser under Purchaser’s trust agreement, shall be entitled to the benefits of such trust agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FCC ACCEPTANCE CORP.

By:
Name:
Title:

FCC INVESTMENT TRUST I

By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as statutory trustee

By:
Name:
Title:

FIRST CONSUMER CREDIT, INC.

By:
Name:
Title:

SCHEDULE A

REPRESENTATIONS AND WARRANTIES OF SELLERS

WITH RESPECT TO CONTRACTS RELATED TO

REFINANCED RECEIVABLES

The following representations and warranties are made by each Seller as of the Sale Date with respect to each of the Contracts related to the Refinanced Receivables that are referred to on Schedule C.

1. The Contract with respect to the Refinanced Receivable represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor thereunder, enforceable in accordance with its terms (subject, as to enforceability, to bankruptcy, insolvency and other similar laws relating to the enforcement of creditors rights generally and the availability of equitable remedies) and the Obligor, with respect to such Contract (and any guarantor of the Obligor’s obligations thereunder), had full legal capacity to execute and deliver such Contract and any other documents related thereto.

2. The Obligor under the Contract with respect to the Refinanced Receivable is not a Government Entity.

3. The Contract with respect to the Refinanced Receivable conforms to all requirements of the Credit Policy applicable to such Contract.

4. The Contract with respect to the Refinanced Receivable (i) was originated by a Contractor in the ordinary course of such Contractor’s business and (ii) contains customary and enforceable provisions with respect to the related Collateral.

5. No fraud and, in addition, no material error, omission, misrepresentation, negligence or similar occurrence with respect to the Contract with respect to the Refinanced Receivable and each other agreement included in the Investment File related to each such Contract has taken place on the part of any Person, including, without limitation, the Obligor, the related Contractor, any appraiser, any builder or developer, or any other party involved in the origination or purchase of the Contract. No fraud or material misrepresentation has occurred on the part of the related Contractor with respect to the Contract.

6. The Contractor Sale Agreement with respect to the Refinanced Receivable is in full force and effect and no defaults have occurred on the part of the Contractor party thereto (except to the extent such defaults are individually, or in the aggregate, inconsequential with respect to such Contract).

7. The Contract with respect to the Refinanced Receivable is not the subject of any litigation on the part of the Obligor, nor is it subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder.

8. The Contract with respect to the Refinanced Receivable (i) provides for regularly scheduled monthly payments of principal and interest (except with respect to Promotional Contracts approved by Purchaser), (ii) is calculated at a fixed yield, (iii) is fully amortizing in periodic installments over its remaining term, (iv) provides for acceleration of the

Schedule A-1

indebtedness thereunder (to the extent allowed by applicable law) if the related Obligor is in default under or has otherwise violated or breached any material provision of such Contract and (v) prohibits any assignment of the Contract by the related Obligor.

9. The Contract with respect to the Refinanced Receivable is payable by an Obligor that is a natural person.

10. The Contract with respect to the Refinanced Receivable (i) relates to a Property located in one of the states of the United States or the District of Columbia, (ii) was originated in the United States and (iii) is denominated in United States Dollars.

11. The Contract with respect to the Refinanced Receivable is by its terms an absolute and unconditional obligation of the related Obligor and is non-prepayable without the payment in full of principal and accrued interest and finance charges prior to the expiration of the term of such Contract; and the rights with respect to such Contract are assignable by the Contractor (and its successors and assigns) without the consent of or notice to any Person.

12. The items contained in the Investment File with respect to the Contract for the Refinanced Receivable are substantially in the forms delivered to Purchaser prior to the date hereof or have otherwise been approved by Purchaser in writing.

13. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, licensing laws and regulations, the Federal Truth-in-Lending Act, the Georgia Fair Lending Act (if applicable), the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and state adaptations of the National Consumer Act, and of the Uniform Consumer Credit Code, and all other consumer credit laws and equal credit opportunity and disclosure laws), in respect of such Contract and each other agreement included in the Investment File related to such Contract, the origination thereof, and the Collateral related thereto, have been complied with in all respects.

14. The Contract with respect to the Refinanced Receivable constitutes either an “Instrument” or “Chattel Paper” within the meaning of the Uniform Commercial Code, and there exists only one original copy of each such Contract.

15. If there is a Mortgage Contract for the Refinanced Receivable, the Contractor related to such Mortgage Contract shall have taken or caused to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable perfected, first, second, third or fourth priority (as appropriate) security interest to exist in the Collateral securing each such Mortgage Contract.

16. With respect to the Contract for the Refinanced Receivable there exists an Investment File and such Investment File contains each item listed in the definition of Investment File with respect to such Contract and such Investment File is in the possession of Purchaser or the Custodian.

Schedule A-2

17. The Contract with respect to the Refinanced Receivable was not originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and/or assignment of such Contract under the related Contractor Sale Agreement and related Contractor has not entered into any agreement with any Obligor that prohibits, restricts or conditions the sale, transfer and/or assignment of such Contract.

18. The Contract with respect to the Refinanced Receivable has not been sold, transferred, assigned or pledged to any Person. FCC has not taken any action that would impair the rights of Purchaser in such Contract, any related insurance policy or any proceeds thereof.

19. The Contract with respect to the Refinanced Receivable is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the related Contractor.

20. The Contract with respect to the Refinanced Receivable and each other agreement included in the Investment File related to such Contract is free of any default of any party thereto (including the related Contractor), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, whether by operation of law or otherwise. There is no default, breach, violation or event of acceleration (only to the extent such event of acceleration has been or should have been declared in accordance with the Credit Policy) existing under such Contract and each other agreement included in the Investment File related to such Contract and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (only to the extent such event of acceleration has been or should have been declared in accordance with the Credit Policy).

21. No selection procedures adverse to Purchaser have been utilized in selecting the Contract with respect to the Refinanced Receivable from all other similar Contracts originated by the related Contractor or sourced by FCC.

22. The Obligor and any guarantor with respect to the Contract for the Refinanced Receivable received a legible, completely filled-in copy of such Contract and any other document that such Obligor or such guarantor were, by the terms of the Contract or applicable law, required to receive in connection with such Contract.

23. The Contract with respect to the Refinanced Receivable and each other agreement included in the Investment File related to such Contract is in full force and effect in accordance with its terms and the Obligor has not or will not have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Contract or such other agreement; there are no proceedings pending wherein such Obligor, any other obligated party or any governmental agency has alleged that such Contract or such other agreement is illegal or unenforceable.

24. The sourcing and collection practices used by FCC and the related Contractor with respect to the Contract for the Refinanced Receivable have been in all respects legal, proper, prudent and customary in the home improvement financing and servicing business.

Schedule A-3

25. The Obligor with respect to the Contract for the Refinanced Receivable is not a partner, member or Affiliate of FCC or any of FCC’s Affiliates.

26. Neither the operation of any of the terms of the Contract with respect to the Refinanced Receivable or any other agreement included in the Investment File related to such Contract nor the exercise by the related Contractor or the Obligor of any right under such Contract or any other agreement included in the Investment File will render such Contract or any other agreement included in the Investment File related to such Contract unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense, and no such right of rescission, set-off, claim, counterclaim or defense.

27. FCC and the related Contractor have duly fulfilled all obligations on their part to be fulfilled under or in connection with the sourcing, origination, acquisition and assignment of the Contract with respect to the Refinanced Receivable, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Contract by Purchaser, and have done nothing to impair the rights of Purchaser in the Contract or payments with respect thereto. The Contract and each other agreement included in the Investment File related to such Contract (i) contain the entire agreement of the parties thereto with respect to the subject matter thereof, (ii) have not been altered, modified or amended in any respect (except to the extent such alteration, modification or amendment is inconsequential or is required under applicable law) and (iii) are free of concessions or understandings with the Obligor thereof of any kind not expressed in writing therein.

28. The transfer, assignment and conveyance of the Contract with respect to the Refinanced Receivable and Other Property or Related Security to Purchaser is not subject to and will not result in any tax, fee or governmental charge payable by Purchaser to any federal, state or local government which tax, fee or governmental charge is or should be payable by, or attributable to, either Seller.

29. The Contract with respect to the Refinanced Receivable is not deemed to be an executory contract or unexpired lease subject to rejection by an Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred with respect to such Obligor.

30. The home improvements related to the Contract with respect to the Refinanced Receivable have been fully completed to the satisfaction of the related Obligor and a Completion Certificate with respect to such Contract has been executed by the Obligor and Contractor related thereto.

31. The Contract with respect to the Refinanced Receivable and all accompanying collateral documents are genuine in all respects as appearing on their face and as represented in the books and records of FCC, and all information set forth therein is true and correct (except to the extent any error or omission set forth therein is inconsequential).

32. If the Contract with respect to the Refinanced Receivable has a prepayment penalty feature, each such prepayment penalty is enforceable and each prepayment penalty is permitted pursuant to federal, state and local law.

Schedule A-4

33. The Contract with respect to the Refinanced Receivable does not contain provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the related Contractor, the Obligor, or anyone on behalf of the Obligor or (b) paid by any source other than the Obligor. (For purposes of clarification, clause (b) of this eligibility criteria does not restrict payments with respect to a Contract by the Obligor’s family or friends.)

34. All payments made under the Contract with respect to the Refinanced Receivable have been properly credited against the Outstanding Balance of such Contract.

35. The Contract with respect to the Refinanced Receivable is not a revolving home equity line of credit.

36. Interest on the Contract with respect to the Refinanced Receivable is calculated on the basis of a (i) 360-day year consisting of twelve 30-day months or (ii) 365-day year.

37. The proceeds of the Contract with respect to the Refinanced Receivable have been fully disbursed and the related Obligor has no additional right to further fundings thereunder.

38. None of the proceeds of the Contract with respect to the Refinanced Receivable were used to finance single-premium credit life insurance policies.

39. The Contractor with respect to the Refinanced Receivable is (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal and savings loan association, savings bank or national bank having a principal office in such state, or (D) not doing business in such state.

40. The Contract with respect to the Refinanced Receivable is not subject to any servicing arrangement (with respect to collection or enforcement) or any subservicing arrangement with any Person other than Servicer, nor are any servicing rights relating to such Contract subject to any lien or negative pledge in favor of any Person.

41. With respect to the Contract for the Refinanced Receivable, FCC has contacted directory assistance or otherwise verified that the Obligor’s phone number which was submitted on the loan application is true and correct in all respects.

42. With respect to the Contract for the Refinanced Receivable, FCC has a recording of the Obligor’s consent to the terms and conditions of such Contract, which verifies and confirms with such Obligor each of the specific matters described in the Credit Policy, and such tape recording is on file at FCC.

43. With respect to the Contract for the Refinanced Receivable, a welcome letter which reiterates the material terms of such Contract and contains a set of temporary payment coupons, a quality control inspection report and a copy of FCC’s privacy and protection policy, has been delivered to the Obligor.

Schedule A-5

44. With respect to the Contract for the Refinanced Receivable, FCC shall have received a Completion Certificate, signed by both the related Obligor and Contractor.

45. The Obligor related to the Contract for the Refinanced Receivable has been directed to make payments to the Lockbox Account.

46. If the Contract with respect to the Refinanced Receivable provides for Collateral securing such Refinanced Receivable, such Contract contains language by which the related Obligor grants a security interest to the Contractor in such Collateral.

47. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, upon default by the Obligor on such Contract and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of such Contract will be able to deliver good and merchantable title to the Mortgaged Property (subject to only those exceptions to title as are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Contract).

48. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, the Mortgage related to such Mortgage Contract creates a valid, subsisting and enforceable, first, second, third or fourth priority lien (as applicable) on the related Mortgaged Property and the lien created thereby has been or will be duly recorded.

49. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, all costs, fees and expenses incurred in making, closing and recording the Mortgage related to such Mortgage Contract have been or will be paid and such Obligor is not entitled to any refund of any amounts paid or due to FCC or the related Contractor pursuant to the Mortgage.

50. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, the Mortgage related to such Mortgage Contract is in a form generally acceptable in the secondary market for comparable home improvement loans.

51. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, in the event the Mortgage related to such Mortgage Contract constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage; and no fees or expenses are or will become payable by the holder of the Mortgage to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Obligor.

52. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, no document relating to such Contract provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.

53. If the residential dwelling on the Property is a condominium unit or a planned unit development, such condominium or planned unit development meets the eligibility

Schedule A-6

requirements of the Credit Policy with respect to condominiums and planned unit developments, set forth in the Credit Policy.

54. If the Contract with respect to the Refinanced Receivable is a Mortgage Contract, the Mortgage related to such Contract contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Contract in the event that the Mortgaged Property is sold or transferred with the prior written consent of the mortgagee thereunder.

55. With respect to the Contract for the Refinanced Receivable, no amounts are owed to any Contractor by FCC or its Affiliates.

56. Neither FCC, the related Contractor or any of their Affiliates have made any payments on behalf of the Obligor related to such Contract.

57. With respect to the Contract for the Refinanced Receivable, a telephone interview has been conducted to independently confirm that (i) the project financed by the applicable Refinanced Receivable has been fully completed, (ii) the quality of work of such project is satisfactory to the Obligor and (iii) the funds extended to such Obligor pursuant to the Refinanced Receivable were fully applied in respect of amounts due for the applicable project.

58. Such Refinanced Receivable is not a Defaulted Investment.

Schedule A-7

SCHEDULE B

TRADE NAMES OF SELLERS

FCC Acceptance Corp.:

None

First Consumer Credit, Inc.:

First Consumer Credit, LLC

Texas First Consumer Credit, Inc.

Schedule B-1

SCHEDULE C

SCHEDULE OF REFINANCED RECEIVABLES

[See attached.]

Schedule C-1